UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

XYLEM INC.

(Exact name of registrant as specified in its charter)

Indiana	001-35229	45-2080495
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1 International Drive Rye Brook, New York		10573
(Address of principal executive offices)		(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
2.250% Senior Notes due 2023	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-207672

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Xylem Inc. (the “Company”) has filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated March 4, 2016 and filed March 8, 2016 (the “Prospectus Supplement”) to a Prospectus dated October 29, 2015 contained in the Company’s effective Registration Statement on Form S-3 (File No. 333-207672) (the “Registration Statement”), which Registration Statement was filed with the Commission on October 29, 2015 (the “Prospectus”), relating to the securities to be registered hereunder. The Company incorporates by reference the Prospectus and the Prospectus Supplement to the extent set forth below.

Item 1. Description of Registrant’s Securities to be Registered.

The information required by this item is incorporated by reference to the information contained in the sections captioned “Description of Notes” in the Prospectus Supplement and “Description of Debt Securities” in the Prospectus.

Item 2. Exhibits.

The following exhibits are filed as a part of this Registration Statement:

Exhibit No.	Description

4.1	Senior Indenture, dated March 11, 2016, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of Xylem Inc.’s Current Report on Form 8-K dated March 11, 2016 (Commission file number 001-35229)).

4.2	Supplemental Indenture No. 1, dated March 11, 2016, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 of Xylem Inc.’s Current Report on Form 8-K dated March 11, 2016 (Commission file number 001-35229)).

4.3	Supplemental Indenture No. 2, dated March 11, 2016, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 of Xylem Inc.’s Current Report on Form 8-K dated March 11, 2016 (Commission file number 001-35229)).

4.4	Form of 2.250% Senior Notes due 2023 (incorporated by reference to Exhibit 4.3 of Xylem Inc.’s Current Report on Form 8-K dated March 11, 2016 (Commission file number 001-35229)).

99.1	Prospectus dated October 29, 2015 and Prospectus Supplement dated March 4, 2016 (incorporated by reference to the prospectus and prospectus supplement filed by the Company on March 8, 2016 (File No. 333-207672)).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XYLEM INC.

	By:	/s/ Shashank Patel
Shashank Patel Interim Chief Financial Officer

Date: March 11, 2016

EXHIBIT INDEX

Exhibit No.	Description

4.1	Senior Indenture, dated March 11, 2016, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of Xylem Inc.’s Current Report on Form 8-K dated March 11, 2016 (Commission file number 001-35229)).

4.2	Supplemental Indenture No. 1, dated March 11, 2016, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 of Xylem Inc.’s Current Report on Form 8-K dated March 11, 2016 (Commission file number 001-35229)).

4.3	Supplemental Indenture No. 2, dated March 11, 2016, by and between the Company and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 of Xylem Inc.’s Current Report on Form 8-K dated March 11, 2016 (Commission file number 001-35229)).

4.4	Form of 2.250% Senior Notes due 2023 (incorporated by reference to Exhibit 4.3 of Xylem Inc.’s Current Report on Form 8-K dated March 11, 2016 (Commission file number 001-35229)).

99.1	Prospectus dated October 29, 2015 and Prospectus Supplement dated March 4, 2016 (incorporated by reference to the prospectus and prospectus supplement filed by the Company on March 8, 2016 (File No. 333-207672)).